                                                                     Exhibit 3.1

FILING FEE:  $70.00



                              DUPLICATE ORIGINAL OF

                       RESTATED ARTICLES OF INCORPORATION

                                       OF


                                   AMTROL Inc.
                      ------------------------------------


     Pursuant to the provisions of Section 7-1.1-59 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Restated Articles of Incorporation:


          FIRST:  The name of the corporation is :        AMTROL Inc.
                                                  -----------------------------

          SECOND:  The period of its duration is          perpetual
                                                  -----------------------------

          THIRD: The purpose or purposes which the corporation is authorized to pursue are:

          To engage in the invention, design, development, manufacture, production, operation, sale or lease of component products for the residential and commercial hot water heating industry, the well water industry and the refrigeration and air-conditioning industries, and any and all articles consisting, or partly consisting thereof, and all products and by-products which are or may be designed, produced, processed or manufactured therefrom in whole or in part;
          To purchase, lease or otherwise acquire, own, hold, sell, mortgage, change or otherwise dispose of, invest, trade and deal in and with real and personal property of every kind and description;
          To transact any other lawful business for which corporations may be incorporated under the Rhode Island Business Corporations Act; and to have all the powers conferred upon corporations organized under the Rhode Island Business Corporations Act.


          FOURTH: The aggregate number of shares which the corporation has authority to issue is
                 1,000 shares Common Stock, $.01 par value each
          ---------------------------------------------------------------------

Note: If the authorized shares consist of one class only, insert a statement of the par value of such shares or a statement that all of such shares are without par value.

        If the authorized shares are divided into classes, insert a statement of the number of shares of each class, a statement of the par value of the shares of each such class or that such shares are without par value, and a statement of the preferences, limitations and relative rights in respect of the shares of each class.

        If the authorized shares of any preferred or special class are issuable in series, insert a statement of the designation of each series, a statement of the variations in the relative rights and preferences as between series in so far as the same are fixed in the articles of incorporation and a statement of any authority vested in the board of directors to establish series and fix and determine the variations in the relative rights and preferences as between series.

          FIFTH: Existing provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation are:



          No holder of stock of any class of the corporation whether now or hereafter authorized shall have any preemptive, preferential or other rights to subscribe for or purchase or acquire any shares of any class or any other securities of the corporation whether now or hereafter authorized, and whether or not convertible into, or evidencing or carrying the right to purchase, shares of any class or any other securities, now or hereafter authorized, and whether the same shall be issued for cash, services or property, or by way of dividend or otherwise.


          SIXTH: Existing provisions of the articles of incorporation for the regulation of the internal affairs of the corporation are:



          A. ELIMINATION OF DIRECTORS' LIABILITY. A director of the Corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of the director's duty as a director, except for (i) liability for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability imposed pursuant to the provisions of Section 43 of the Rhode Island Business Corporation Act, as amended, or (iv) liability for any transaction from which the director derived an improper personal benefit (unless said transaction is permitted by Section 37.1 of the Rhode Island Business Corporation Act, as amended). If the Rhode Island Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Rhode Island Business Corporation Act. Any repeal or modification of this Section A of Article SIXTH by the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          B. INDEMNIFICATION. (i) BY-LAW AND INDEMNITY AGREEMENT: STATUTORY PROVISIONS. The Board of Directors of the Corporation may include provisions in its By-laws, or may authorize agreements to be entered into with each director, officer, employee or other agent of the Corporation (an "Indemnified Person") for the purpose of indemnifying an Indemnified Person in the manner and to the extent permitted by
          Section 4.1 of the Rhode Island Business Corporation Act, as amended.


               (ii) BY-LAW AND INDEMNITY AGREEMENTS: OTHER PROVISIONS. In addition to the authority conferred upon the Board of Directors of the Corporation by Paragraph B(i) hereof, the Board of Directors of the Corporation may include provisions in its By-laws, or may authorize agreements to be entered into with each Indemnified Person, for the purpose of indemnifying such person in the manner and to the extent provided herein:

                    (a) The By-law provisions or agreements authorized hereby may provide that the Corporation shall, subject to the provisions of this Section B of Article SIXTH, pay, on behalf of an Indemnified Person any Loss or Expenses arising from any claim or claims which are made against the Indemnified Person (whether individually or jointly with other Indemnified Persons) by reason of any Covered Act of the Indemnified Person.

                    (b) For the purposes of this Section B of Article SIXTH, when used herein:


                         1. "Loss" means any amount which an Indemnified Person is legally obligated to pay for any claim for Covered Acts and shall include, without being limited to, damages, settlements, fines, penalties or, with respect to employee plans, excise taxes;

                         2. "Expenses" means any expenses incurred in connection with the defense against any claim for Covered Acts, including, without being limited to, legal, accounting or investigative fees and expenses; and

                         3. "Covered Act" means any act or omission of an Indemnified Person in the Indemnified Person's capacity as an official capacity with the Corporation.

                    (c) The By-law provisions or agreements authorized hereby may cover Loss or Expenses arising from any claims made against a retired Indemnified Person, the estate, heirs or legal representative of a deceased Indemnified Person or the legal representative of an incompetent, insolvent or bankrupt Indemnified Person, where the Indemnified Person was an Indemnified Person at the time the Covered Act upon which such claims are based occurred.

                    (d) Any By-law provisions or agreements authorized hereby may provide for the advancement of Expenses to an Indemnified Person prior to the final disposition of any action, suit or proceeding, or any appeal therefrom, involving such Indemnified Person and based on the alleged commission by such Indemnified Person of a Covered Act, subject to an undertaking by or on behalf of such Indemnified Person to repay the same to the Corporation if the Covered Act involves a claim for which indemnification is not permitted under clause (e) below, and the final disposition of such action, suit, proceeding or appeal results in an adjudication adverse to such director or officer.

                    (e) The By-law provisions or agreements authorized hereby may not indemnify an Indemnified Person from and against any Loss, and the Corporation shall not reimburse for any Expenses, in connection with any claim or claims made against an Indemnified person: (1) any breach of the Indemnified Person's duty of loyalty to the Corporation or its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (3) action contravening Section 43 of the Rhode Island Business Corporation Act, as amended; (4) the realization by the Indemnified Person of profits subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934; or (5) a transaction from which the person seeking indemnification derived improper personal benefit (unless the transaction is permitted by Section 37.1 of the Rhode Island Business Corporation Act, as amended).

                    (f) The By-law provisions or agreements authorized hereby may contain such other terms and conditions as the Board of Directors, in its sole discretion, determines to be consistent with the provisions of this Article.


               C. DISTRIBUTION OF CAPITAL SURPLUS. The Board of Directors shall have the authority to make distributions to shareholders from the capital surplus of the Corporation without the approval of the holders of shares of any class.

               D. AMENDMENT TO ARTICLES OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

          SEVENTH: The restated articles of incorporation correctly set forth without change the corresponding provisions of the articles of incorporation as heretofore amended, and superseded the original articles of incorporation and all amendments thereto.


Dated: December 12, 1996      AMTROL Inc.

                              By /s/ Samuel L. Daniels
                                  ------------------------
                                   Its President
                              and /s/ Edward J. Cooney
                                  ------------------------
                                   Its Secretary


STATE OF RHODE ISLAND
                    SC.
COUNTY OF Kent

     At West Warwick in said county on this 12th day of December, 1996, personally appeared before me Edward J. Cooney, who being by me first duly sworn, declared that he is the Secretary of AMTROL Inc. that he signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

                                   /s/ Diane L. Yeaton
                                  -----------------------
                                      Notary Public
(NOTARIAL SEAL)



                             _______________________





                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                        OFFICE OF THE SECRETARY OF STATE

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                                   AMTROL Inc.

     I, Jane Berthiaume, Acting Deputy Secretary of State hereby certify that duplicate originals of Restated Articles of Incorporation of AMTROL Inc., duly signed and verified pursuant to the provisions of Chapter 7-1.1 of the General Laws, 1956, as amended, have been received in this office and are found to conform to law, and that the foregoing is a duplicate original of the restated Articles of Incorporation.

                                   Witness my hand and seal of the State of
                                   Rhode Island this 15th day of December
                                   1996

                                   /s/ Jane Berthiaume
                                   ----------------------------------------
                                       Acting Deputy Secretary of State